July 2025

Pricing Supplement filed pursuant to Rule 424(b)(2) dated July 18, 2025 / Registration Statement No. 333-284538

STRUCTURED INVESTMENTS — Opportunities in U.S. and International Equities

GS Finance Corp.

$18,284,000 Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index®. The securities may be automatically called on any call observation date.

Unless previously automatically called, on each coupon observation date (i) if the index closing value of any underlying index is less than its downside threshold level, you will not receive a payment on the applicable coupon payment date and (ii) if the index closing value of each underlying index is greater than or equal to its downside threshold level, you will receive on the applicable coupon payment date a contingent quarterly coupon for each $1,000 principal amount of your securities.

Your securities will be automatically called if the index closing value of each underlying index on any call observation date is greater than or equal to its initial index value, resulting in a payment on the applicable call payment date equal to the principal amount of your securities plus the contingent quarterly coupon then due. No payments will be made after the call payment date.

At maturity, if not previously automatically called, (i) if the final index value of each underlying index on the valuation date is greater than or equal to its downside threshold level you will receive the principal amount of your securities plus the contingent quarterly coupon then due and (ii) if the final index value of any underlying index is less than its downside threshold level, you will not receive a contingent quarterly coupon payment and the payment at maturity will be based on the performance of the underlying index with the lowest index performance factor. Investors will not participate in any appreciation of any underlying index.

The securities are for investors who seek to earn a contingent quarterly coupon at an above current market rate in exchange for the risk of receiving few or no contingent quarterly coupons and losing a significant portion or all of the principal amount of their securities based on the performance of the worst performing underlying index.

FINAL TERMS (Continued on PS-2)
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying indexes (each individually, an underlying index):	the S&P 500® Index (current Bloomberg symbol: “SPX Index”), the Russell 2000® Index (current Bloomberg symbol: “RTY Index”) and the Nasdaq-100 Index® (current Bloomberg symbol: “NDX Index”)
Principal amount:

$18,284,000 in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. Subject to redemption by the company as provided under “— Automatic call feature” below, on the stated maturity date, in addition to the final contingent quarterly coupon, if any, the company will pay, for each $1,000 of the outstanding principal amount, an amount, if any, in cash equal to the payment at maturity.

Pricing date:	July 18, 2025
Original issue date:	July 23, 2025
Valuation date:	the last coupon observation date, July 19, 2027, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	July 22, 2027, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final index value of each underlying index is greater than or equal to its downside threshold level, $1,000; or
•
if the final index value of any underlying index is less than its downside threshold level, $1,000 × the worst performing index performance factor

Initial index value:

6,296.79 with respect to the S&P 500® Index, 2,240.005 with respect to the Russell 2000® Index and 23,065.47 with respect to the Nasdaq-100 Index®. The initial index value of each underlying index is the index closing value of such underlying index on the pricing date.

Final index value:	with respect to each underlying index, the index closing value of such underlying index on the valuation date, subject to adjustment as described in the accompanying general terms supplement
Downside threshold level:

4,407.753 with respect to the S&P 500® Index, 1,568.0035 with respect to the Russell 2000® Index and 16,145.829 with respect to the Nasdaq-100 Index®, which in each case is equal to 70.00% of such underlying index’s initial index value

CUSIP / ISIN:	40058JNF8 / US40058JNF83
Underwriter:	Goldman Sachs & Co. LLC
Estimated value:	approximately $981 per security. See PS-3 for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100% of the principal amount	2.00% ($365,680 in total)*	98.00% ($17,918,320 in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $20.00 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each security as a structuring fee.

Your investment in the securities involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-14. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 19,308 dated July 18, 2025

FINAL TERMS (continued)
Coupon observation dates:	as set forth under “Coupon observation dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below
Call observation dates:	each coupon observation date specified in the table below commencing on October 20, 2025 and ending on April 19, 2027
Call payment dates:	the coupon payment date immediately after the applicable call observation date
Automatic call feature:

if, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value, your securities will be automatically called and, in addition to the contingent quarterly coupon then due, you will receive $1,000 for each $1,000 principal amount. No payments will be made after the call payment date.

Contingent quarterly coupon:

subject to the automatic call feature, on each coupon payment date, for each $1,000 of the outstanding principal amount, the company will pay an amount in cash equal to:

•
if the index closing value of each underlying index on the applicable coupon observation date is greater than or equal to its downside threshold level, $20.00; or
•
if the index closing value of any underlying index on the applicable coupon observation date is less than its downside threshold level, $0.00

Index performance factor:	with respect to each underlying index, the final index value / the initial index value
Worst performing underlying index:	the underlying index with the lowest index performance factor
Worst performing index performance factor:	the index performance factor of the worst performing underlying index
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the securities will not be listed on any securities exchange or interdealer quotation system

Coupon observation dates*	Coupon payment dates*
October 20, 2025Ɨ	October 23, 2025
January 20, 2026	January 23, 2026
April 20, 2026	April 23, 2026
July 20, 2026	July 23, 2026
October 19, 2026	October 22, 2026
January 19, 2027	January 22, 2027
April 19, 2027	April 22, 2027
July 19, 2027 (valuation date)	July 22, 2027 (stated maturity date)
* Subject to adjustment as described in the accompanying general terms supplement ƗThis is the first date on which your securities may be automatically called.

July 2025

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $981 per $1,000 principal amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $19 per $1,000 principal amount).

Prior to September 1, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from August 18, 2025 through August 31, 2025). On and after September 1, 2025, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

July 2025

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

•
General terms supplement no. 17,741 dated February 14, 2025
•
Underlier supplement no. 45 dated June 23, 2025
•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “index stock issuer(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “underlying stock issuer(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

Please note that, for purposes of this pricing supplement, references in the underlier supplement no. 45 to “underlier(s)”, “indices”, “lesser performing”, “trade date” and “underlier sponsor” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “worst performing”, “pricing date” and “underlying index publisher”, respectively.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its downside threshold level, on the related coupon observation date. If the index closing value of any underlying index is less than its downside threshold level on any coupon observation date, we will not pay any coupon for the related quarterly period. If the securities are automatically called, no more contingent quarterly coupon payments will be made. It is possible that the index closing value of any underlying index could remain below its downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if each underlying index was to be at or above its downside threshold level on some quarterly coupon observation dates, one or each underlying index may fluctuate below the downside threshold level on others. In addition, if the securities have not been automatically called prior to maturity and the final index value of any underlying index is less than its downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 70.00% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlying index.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its downside threshold level on the related coupon observation date. The securities have been designed for investors who are willing to accept the risk of receiving few or no coupon payments for the entire term of the securities and losing all or a significant portion of the principal of their securities in exchange for an opportunity to earn a coupon at an above current market rate if each underlying index closes at or above its downside threshold level on each quarterly coupon observation date until the securities are automatically called or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less than 70.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity

This scenario assumes that each underlying index closes at or above its initial index value on a call observation date and, as a result, the securities are automatically called for the stated principal amount plus the contingent quarterly coupon with respect to the related coupon observation date. If the securities are automatically called, no more contingent quarterly coupon payments will be made.

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a final coupon at maturity

This scenario assumes that each underlying index closes at or above its downside threshold level on some quarterly coupon observation dates, but one or more underlying indexes closes below its downside threshold level on the others, and each underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and investors receive the contingent quarterly coupon for the quarterly periods for which each index closing value is at or above its downside threshold level on the related coupon observation date, but not for the quarterly periods for which any index closing value is below its downside threshold level on the related coupon observation date. On the valuation date, each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final coupon observation date.

Scenario 3: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying index closes at or above its downside threshold level on some quarterly coupon observation dates, but one or more underlying indexes closes below its downside threshold level on the others, and each underlying index closes below its initial index value on every call observation date. Consequently, the securities are not automatically called and investors receive the contingent quarterly coupon for the quarterly periods for which each index closing value is at or above its downside threshold level on the related coupon observation date, but not for the quarterly periods for which any index closing value is below its downside threshold level on the related coupon observation date. On the valuation date, one or more underlying indexes closes below its downside threshold level. At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing index performance factor. Under these circumstances, the payment at maturity will be less than 70.00% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (i) the index closing values on each quarterly coupon observation date, (ii) the index closing values on each call observation date and (3) the final index values. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Diagram #2: Call Observation Dates

Diagram #3: Payment at Maturity if the Securities are Not Automatically Called

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical index closing values on a coupon observation date could have on the coupon payable on the related coupon payment date and (ii) the impact that various hypothetical index closing values of the worst performing underlying index on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying indexes and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

For these reasons, the actual performances of the underlying indexes over the life of your securities and the actual index closing values on any coupon observation date or call observation date, may bear little relation to the hypothetical examples shown below or to the historical index closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying indexes during recent periods, see “The Underlying Indexes — Historical Index Closing Values” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying index stocks.

The below examples are based on the following terms:

Hypothetical initial index value:	With respect to each underlying index, 100.00*
Hypothetical downside threshold level:	With respect to each underlying index, 70.00 (70.00% of its hypothetical initial index value
Contingent quarterly coupon:	$20.00 per security
Stated principal amount:	$1,000 per security

* The hypothetical initial index value of 100.00 for each underlying index has been chosen for illustrative purposes only and does not represent the actual initial index value for any underlying index.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to a coupon observation date:

Hypothetical Coupon Observation Date	Index Closing Value			Contingent Quarterly Coupon (per security)
	S&P 500® Index	Russell 2000® Index	Nasdaq-100 Index®
#1	80.00 (at or above downside threshold level)	90.000 (at or above downside threshold level)	95.00 (at or above downside threshold level)	$20.00
#2	60.00 (below downside threshold level)	80.000 (at or above downside threshold level)	50.00 (below downside threshold level)	$0.00
#3	85.00 (at or above downside threshold level)	110.000 (at or above downside threshold level)	60.00 (below downside threshold level)	$0.00
#4 - #8	60.00 (below downside threshold level)	55.000 (below downside threshold level)	65.00 (below downside threshold level)	$0.00

On hypothetical coupon observation date #1, each of the S&P 500® Index, Russell 2000® Index and Nasdaq-100 Index® close below its initial index value but at or above its downside threshold level. Therefore, a contingent quarterly coupon is paid on the relevant coupon payment date.

On each of the hypothetical observation dates #2 and #3, at least one underlying index closes at or above its downside threshold level but one or more of the other underlying indexes closes below its downside threshold level. Therefore, the securities are not automatically called and no contingent quarterly coupon is paid on the relevant coupon payment date.

On each of the hypothetical observation dates #4 through #8, each underlying index closes below its downside threshold level and, accordingly, the securities are not automatically called and no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the index closing value of any underlying index is below its downside threshold level on the related coupon observation date.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Index Closing Value (Final Index Value)			Payment at Maturity
	S&P 500® Index	Russell 2000® Index	Nasdaq-100 Index®
#1	80.00 (at or above downside threshold level)	90.000 (at or above downside threshold level)	85.00 (at or above downside threshold level)	$1,020.00 (the stated principal amount + the contingent quarterly coupon with respect to the final coupon observation date)
#2	80.00 (at or above downside threshold level)	50.000 (below the downside threshold level)	65.00 (below the downside threshold level)	$1,000 × the worst performing index performance factor = $1,000 × (50.00 / 100.000) = $500.00
#3	50.00 (below the downside threshold level)	90.000 (at or above downside threshold level)	60.00 (below the downside threshold level)	$1,000 × (50.00 / 100.00) = $500.00
#4	35.00 (below the downside threshold level)	40.000 (below the downside threshold level)	40.00 (below the downside threshold level)	$1,000 × (35.00 / 100.00) = $350.00
#5	30.00 (below the downside threshold level)	35.000 (below the downside threshold level)	35.00 (below the downside threshold level)	$1,000 × (30.00 / 100.00) = $300.00

In example #1, the final index value of each of the S&P 500® Index, Russell 2000® Index and Nasdaq-100 Index® is at or above its downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final coupon observation date. Investors will not participate in any appreciation of any underlying index.

In examples #2 and #3, the final index value of one underlying index is at or above its downside threshold level, but the final index value of each of the other underlying indexes is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing index performance factor.

Similarly, in examples #4 and #5, the final index value of each underlying index is below its downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index (i.e., the worst performing index performance factor). In example #4, the S&P 500® Index has declined 65.00% from its initial index value to its final index value, while each of the Russell 2000® Index and the Nasdaq-100 Index® has declined 60.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

In example #5, the S&P 500® Index has declined 70.00% from its initial index value, while each of the Russell 2000® Index and the Nasdaq-100 Index® has declined 65.00% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the S&P 500® Index, which is the worst performing underlying index in this example.

If the final index value of any underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $700.00 per security and could be zero.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Additional Hypothetical Examples

The following examples assume that neither a market disruption event nor a non-index business day occurs on any originally scheduled coupon observation date or call observation date or the originally scheduled valuation date, there are no changes in or affecting any of the underlying index stocks or the method by which the applicable underlying index publisher calculates any underlying index and that the effect of any accrued and unpaid coupon has been excluded.

If your securities are automatically called on the first call observation date (i.e., on the first call observation date the index closing value of each underlying index is equal to or greater than its initial index value), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be $1,000.00 plus the coupon then due. If, for example, the index closing values of each underlying index on the first call observation date were determined to be 150.00% of its initial index value, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 102.00% of the principal amount of your securities or $1,020.00 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying index.

If the securities are not automatically called on any call observation date (i.e., on each call observation date the index closing value of at least one underlying index is less than its initial index value), the amount we would deliver for each $1,000 principal amount of your securities on the maturity date will depend on the performance of the worst performing underlying index on the valuation date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final index values of the worst performing underlying index and are expressed as percentages of its initial index value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final index value of the worst performing underlying index, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final index value of the worst performing underlying index and the assumptions noted above.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

The Securities Have Not Been Automatically Called

Hypothetical Final Index Value of the Worst Performing Underlying Index (as Percentage of Initial Index Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
150.000%	100.000%*
125.000%	100.000%*
110.000%	100.000%*
105.000%	100.000%*
103.000%	100.000%*
101.000%	100.000%*
100.000%	100.000%*
90.000%	100.000%*
85.000%	100.000%*
70.000%	100.000%*
69.999%	69.999%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

*Does not include the final contingent quarterly coupon

As shown in the table above, if the securities have not been automatically called on a call observation date:

•
If the final index value of the worst performing underlying index were determined to be 30.000% of its initial index value, the payment at maturity that we would deliver on your securities would be 30.000% of the stated principal amount of your securities. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 70.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final index value of the worst performing underlying index were determined to be 150.000% of its initial index value, the payment at maturity (excluding the final coupon) that we would deliver on your securities would be limited to 100.000% of each $1,000 principal amount of your securities. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final index value of the worst performing underlying index over its initial index value.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement and the accompanying general terms supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying index stocks, i.e., with respect to an underlying index to which your securities are linked, the stocks comprising such underlying index. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the underlying indexes as measured from their initial index values to the index closing value of the worst performing underlying index on the valuation date. If the final index value of the worst performing underlying index is less than its downside threshold level, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the index value of the worst performing underlying index over the term of the securities. Under these circumstances, you will lose a significant portion or all of your investment, which would include any premium to the principal amount you paid when you purchased the securities.

Also, the market price of your securities prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Value of the Worst Performing Underlying Index

If your securities are not automatically called and the final index value of the worst performing underlying index is less than its downside threshold level, you will receive less than the stated principal amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the final index value of the worst performing underlying index to its downside threshold level will not result in a loss of principal on the securities, a decrease in the final index value of the worst performing underlying index to less than its downside threshold level will result in a loss of a significant portion of the stated principal amount of the securities despite only a small change in the value of the worst performing underlying index.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the securities will be based on the performances of the underlying indexes, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

You May Not Receive a Contingent Quarterly Coupon on Any Coupon Payment Date

If the index closing value of any underlying index on the related coupon observation date is less than its downside threshold level, you will not receive a coupon payment on the applicable coupon payment date. If the index closing value of any underlying index is less than its downside threshold level on every coupon observation date, the overall return you earn on your securities will be less than zero and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the index closing value of each underlying index is greater than or equal to its initial index value. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced. You will receive no further payments after the securities are redeemed. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Contingent Quarterly Coupon Does Not Reflect the Actual Performances of the Underlying Indexes from the Pricing Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date and Investors Will Not Participate in Any Appreciation of the Underlying Indexes

The contingent quarterly coupon for each quarterly coupon payment date is different from, and may be less than, a contingent quarterly coupon determined based on the percentage difference of the index closing values of any underlying index between the pricing date and any coupon observation date or between two coupon observation dates. You will not participate in any appreciation of any underlying index, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each coupon payment date. Accordingly, the contingent quarterly coupons, if any, on the securities may be less than the return you could earn on another instrument linked to any underlying index that pays coupons based on the performance of any underlying index from the pricing date to any coupon observation date or from coupon observation date to coupon observation date.

The Payment of the Contingent Quarterly Coupon, If Any, and the Payment at Maturity Will Be Based Solely on the Worst Performing Underlying Index

The payment of the contingent quarterly coupon, if any, and the payment at maturity (if the securities are not automatically called) will be based on the worst performing underlying index without regard to the performance of any other underlying index. As a result, if the closing price of the worst performing underlying index on the applicable coupon observation date is less than the downside threshold level, you will not receive a contingent quarterly coupon with respect to such coupon observation date. Further, you could lose all or some of your initial investment at maturity if the worst performing underlying index performance factor is negative, even if there is an increase in the value of any other underlying index. This could be the case even if any other underlying index increased by an amount greater than the decrease in the worst performing underlying index.

Because the Securities Are Linked to the Performance of the Worst Performing Underlying Index, You Have a Greater Risk of Receiving No Contingent Quarterly Coupons and Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying Index

The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indexes, it is more likely that an underlying index will close below its downside threshold level on any coupon observation date or on the valuation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

You are Exposed to the Market Risk of Each Underlying Index

Your return on the securities is contingent upon the performance of each individual underlying index. Therefore, you will be exposed equally to the risks related to each underlying index. Poor performance by any of the underlying indexes over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying indexes. Accordingly, your investment is subject to the full market risk of each underlying index.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-7 of the accompanying general terms supplement.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•
the value of the underlying indexes;
•
the volatility – i.e., the frequency and magnitude of changes – in the index closing values of the underlying indexes;
•
the dividend rates of the underlying index stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying index stocks, and which may affect the index closing values of the underlying indexes;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

You cannot predict the future performance of the underlying indexes based on their historical performance. The actual performance of an underlying index over the life of the offered securities or the payment at maturity may bear little or no relation to the historical index closing values of the underlying index or to the hypothetical examples shown elsewhere in this pricing supplement.

Investing in the Securities is Not Equivalent to Investing in the Underlying Indexes; You Have No Shareholder Rights or Rights to Receive Any Underlying Index Stock

Investing in your securities is not equivalent to investing in the underlying indexes and will not make you a holder of any of the underlying index stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying index stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying index stocks or any other rights of a holder of the underlying index stocks. Your securities will be paid in cash and you will have no right to receive delivery of any underlying index stocks.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stocks or other similar securities, which may adversely impact the market for or value of your securities.

Additional Risks Related to the Russell 2000® Index

There are Small-Capitalization Stock Risks Associated with the Russell 2000® Index

The Russell 2000® Index is comprised of stocks of companies that may be considered small capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the Russell 2000® Index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies.

Additional Risks Related to the Nasdaq-100 Index®

As Compared to Other Index Sponsors, Nasdaq, Inc. Retains Significant Control and Discretionary Decision-Making Over the Nasdaq-100 Index®, Which May Have an Adverse Effect on the Level of the Nasdaq-100 Index® and on Your Securities

Pursuant to the Nasdaq-100 Index® methodology, Nasdaq, Inc. retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Index® integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, apply discretionary adjustments to ensure and maintain quality of the Nasdaq-100 Index®. Although it is unclear how and to what extent this discretion could or would be exercised, it is possible that it could be exercised by Nasdaq, Inc. in a manner that materially and adversely affects the level of the Nasdaq-100 Index® and therefore your notes. Nasdaq, Inc. is not obligated to, and will not, take account of your interests in exercising the discretion described above.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities

The value of your securities is linked, in part, to an underlying index that is comprised, in part, of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlying Index with Underlying Index Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlying index with underlying index stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the underlying index stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlying index stocks that are currently included in an underlying index or that in the future are included in an underlying index, such underlying index stocks may be removed from an underlying index. If government regulatory action results in the removal of underlying index stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the level of such underlying index and, therefore, your investment in the securities. Similarly, if underlying index stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlying index, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlying index stocks from an underlying index could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Risks Related to Tax

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion of income in respect of your notes.

Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

The Underlying Indexes

S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — S&P 500® Index” in the accompanying underlier supplement.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

Russell 2000® Index

The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries.” The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For more details about the Russell 2000® Index, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — Russell 2000® Index” in the accompanying underlier supplement.

The Russell 2000® Index is a trademark of FTSE Russell (“Russell”) and has been licensed for use by GS Finance Corp. The securities are not sponsored, endorsed, sold or promoted by Russell, and Russell makes no representation regarding the advisability of investing in the securities.

The Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks listed. For more details about the Nasdaq-100 Index®, the underlying index publisher and license agreement between the underlying index publisher and the issuer, see “The Underliers — The Nasdaq-100 Index® in the accompanying underlier supplement.

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100® Index to track general stock market performance. The Corporations' only relationship to GS Finance Corp. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of Nasdaq-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Historical Index Closing Values

The index closing values of the underlying indexes have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying indexes have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the index closing value of any underlying index during any period shown below is not an indication that such underlying index is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical index closing values of an underlying index as an indication of the future performance of that underlying index, including because of the recent volatility described above. We cannot give you any assurance that the future performance of an underlying index or the underlying index stocks will result in you receiving any coupon payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying indexes. Before investing in the offered securities, you should consult publicly available information to determine the values of the underlying indexes between the date of this document and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlying indexes. The actual performance of each underlying index over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical index closing values shown below.

The table below shows the high, low and period end index closing values of each underlying index for each of the four calendar quarters in 2020, 2021, 2022, 2023 and 2024 and the first three calendar quarters of 2025 (through July 18, 2025). We obtained the index closing values listed in the tables below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the underlying index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

Historical Quarterly High, Low and Period End Index Closing Values of the S&P 500® Index

	High	Low	Period End
2020
Quarter ended March 31	3,386.15	2,237.40	2,584.59
Quarter ended June 30	3,232.39	2,470.50	3,100.29
Quarter ended September 30	3,580.84	3,115.86	3,363.00
Quarter ended December 31	3,756.07	3,269.96	3,756.07
2021
Quarter ended March 31	3,974.54	3,700.65	3,972.89
Quarter ended June 30	4,297.50	4,019.87	4,297.50
Quarter ended September 30	4,536.95	4,258.49	4,307.54
Quarter ended December 31	4,793.06	4,300.46	4,766.18
2022
Quarter ended March 31	4,796.56	4,170.70	4,530.41
Quarter ended June 30	4,582.64	3,666.77	3,785.38
Quarter ended September 30	4,305.20	3,585.62	3,585.62
Quarter ended December 31	4,080.11	3,577.03	3,839.50
2023
Quarter ended March 31	4,179.76	3,808.10	4,109.31
Quarter ended June 30	4,450.38	4,055.99	4,450.38
Quarter ended September 30	4,588.96	4,273.53	4,288.05
Quarter ended December 31	4,783.35	4,117.37	4,769.83
2024
Quarter ended March 31	5,254.35	4,688.68	5,254.35
Quarter ended June 30	5,487.03	4,967.23	5,460.48
Quarter ended September 30	5,762.48	5,186.33	5,762.48
Quarter ended December 31	6,090.27	5,695.94	5,881.63

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

2025
Quarter ended March 31	6,144.15	5,521.52	5,611.85
Quarter ended June 30	6,204.95	4,982.77	6,204.95
Quarter ending September 30 (through July 18, 2025)	6,297.36	6,198.01	6,296.79

Historical Quarterly High, Low and Period End Index Closing Values of the Russell 2000® Index

	High	Low	Period End
2020
Quarter ended March 31	1,705.215	991.16	1,153.103
Quarter ended June 30	1,536.895	1,052.053	1,441.365
Quarter ended September 30	1,592.287	1,398.920	1,507.692
Quarter ended December 31	2,007.104	1,531.202	1,974.855
2021
Quarter ended March 31	2,360.168	1,945.914	2,220.519
Quarter ended June 30	2,343.758	2,135.139	2,310.549
Quarter ended September 30	2,329.359	2,130.680	2,204.372
Quarter ended December 31	2,442.742	2,139.875	2,245.313
2022
Quarter ended March 31	2,272.557	1,931.288	2,070.125
Quarter ended June 30	2,095.440	1,649.836	1,707.990
Quarter ended September 30	2,021.346	1,655.882	1,664.716
Quarter ended December 31	1,892.839	1,682.403	1,761.246
2023
Quarter ended March 31	2,001.221	1,720.291	1,802.484
Quarter ended June 30	1,896.333	1,718.811	1,888.734
Quarter ended September 30	2,003.177	1,761.609	1,785.102
Quarter ended December 31	2,066.214	1,636.938	2,027.074
2024
Quarter ended March 31	2,124.547	1,913.166	2,124.547
Quarter ended June 30	2,109.459	1,942.958	2,047.691
Quarter ended September 30	2,263.674	2,026.727	2,229.970
Quarter ended December 31	2,442.031	2,180.146	2,230.158
2025
Quarter ended March 31	2,317.968	1,993.690	2,011.913
Quarter ended June 30	2,175.035	1,760.710	2,175.035
Quarter ending September 30 (through July 18, 2025)	2,263.410	2,197.539	2,240.005

Historical Quarterly High, Low and Period End Index Closing Values of Nasdaq-100 Index®

	High	Low	Period End
2020
Quarter ended March 31	9,718.73	6,994.29	7,813.50
Quarter ended June 30	10,209.82	7,486.29	10,156.85
Quarter ended September 30	12,420.54	10,279.25	11,418.06
Quarter ended December 31	12,888.28	11,052.95	12,888.28
2021
Quarter ended March 31	13,807.70	12,299.08	13,091.44
Quarter ended June 30	14,572.75	13,001.63	14,554.80
Quarter ended September 30	15,675.76	14,549.09	14,689.62
Quarter ended December 31	16,573.34	14,472.12	16,320.08
2022
Quarter ended March 31	16,501.77	13,046.64	14,838.49
Quarter ended June 30	15,159.58	11,127.57	11,503.72
Quarter ended September 30	13,667.18	10,971.22	10,971.22
Quarter ended December 31	12,041.89	10,679.34	10,939.76
2023

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Quarter ended March 31	13,181.35	10,741.22	13,181.35
Quarter ended June 30	15,185.48	12,725.11	15,179.21
Quarter ended September 30	15,841.35	14,545.83	14,715.24
Quarter ended December 31	16,906.80	14,109.57	16,825.93
2024
Quarter ended March 31	18,339.44	16,282.01	18,254.69
Quarter ended June 30	19,908.86	17,037.65	19,682.87
Quarter ended September 30	20,675.38	17,867.37	20,060.69
Quarter ended December 31	22,096.66	19,773.30	21,012.17
2025
Quarter ended March 31	22,175.60	19,225.48	19,278.45
Quarter ended June 30	22,679.01	17,090.40	22,679.01
Quarter ending September 30 (through July 18, 2025)	23,081.05	22,478.14	23,065.47

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

The graphs below show the daily historical index closing values of each underlying index from January 1, 2020 through July 18, 2025. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the index closing values in the graph below from Bloomberg Financial Services, without independent verification. Although the official index closing values of the Russell 2000® Index are published to six decimal places by the underlying index publisher, Bloomberg Financial Services reports the values of the Russell 2000® Index to fewer decimal places.

Historical Performance of the S&P 500® Index

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Historical Performance of the Russell 2000® Index

Historical Performance of the Nasdaq-100 Index®

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

No statutory, judicial or administrative authority directly addresses how your notes should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. You will be obligated pursuant to the terms of the notes - in the absence of a change in law, an administrative determination or a judicial ruling to the contrary - to characterize each note for all tax purposes as an income-bearing pre-paid derivative contract in respect of the underlying indexes, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. Pursuant to this approach, it is the opinion of Sidley Austin LLP that it is likely that coupon payments will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If you are a non-United States holder of the notes, we intend to withhold on coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty. In addition, upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your notes.

Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your notes are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your notes could substantially differ from that described above.

In addition, we have determined that, as of the issue date of the notes, the notes will not be subject to dividend equivalent withholding under section 871(m) of the Internal Revenue Code (the “871 withholding rules”). In certain circumstances, however, it is possible for non-United States holders to be liable for tax under the 871 withholding rules with respect to a combination of transactions entered into in connection with each other even when no withholding is required. Non-United States holders should consult their tax advisors concerning the potential application of the 871 withholding rules to an investment in the notes.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” in the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” in the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $20.00 for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on July 23, 2025. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

July 2025

GS Finance Corp.

Contingent Income Auto-Callable Securities Based on the Value of the Worst-Performing of the S&P 500® Index, the Russell 2000® Index and the Nasdaq-100 Index® due July 22, 2027

Principal at Risk Securities

Validity of the Securities and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.

July 2025